UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 20, 2008, Equity Media Holdings Corporation (“Company”) entered into an amendment (“Amendment”) to its third amended and restated credit agreement (“Credit Agreement”) with Silver Point Finance, LLC and Wells Fargo Foothill, Inc. A copy of the Amendment and related agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Under the terms of the Amendment, the lender group has agreed to forbear from exercising certain of their rights and remedies with respect to designated defaults under the Credit Agreement through the earlier of (a) April 18, 2008 and (b) the date of occurrence of certain events or by which certain events have failed to occur, including the Company’s failure to enter into agreements with respect to the sale of certain of its assets and the Company’s failure to secure approvals for, and meet other criteria with respect to, financing alternatives necessary to meet the Company’s immediate capital requirements.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits:
None
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MEDIA HOLDINGS CORPORATION

March 26, 2008	By:	/s/ Henry G. Luken III
Henry G. Luken III Chairman of the Board, Chief Executive Officer and President

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